Exhibit 99.1

Press Contact:

Liz DeCastro

Iridium Communications Inc.

+1 (301) 571-6257

liz.decastro@iridium.com

IRIDIUM ANNOUNCES RELEASE DATE FOR

4TH QUARTER 2009 RESULTS

Provides 2010 Operational EBITDA Outlook

BETHESDA, Md., January 27, 2010 — Iridium Communications Inc. (NASDAQ:IRDM) will host a conference call on Tuesday, March 16, 2010 at 8:30 am Eastern Time (ET) to discuss the company’s 4th Quarter 2009 results. The Company will issue a 4th Quarter 2009 earnings press release in advance of the call on the morning of March 16, 2010. To participate in the teleconference, callers can dial the toll free number 1-888-427-9414 (U.S. callers only) or 1-719-325-2213 (from outside the U.S.). For those unable to participate in the live call, a replay of the call will be available toll free for seven days at 1-888-203-1112 (U.S. callers only) or at 1-719-457-0820 (callers outside the U.S.). The passcode for the replay is 1896343. To help ensure the conference begins in a timely manner, please dial in five minutes prior to the scheduled start time.

“During 2009, despite considerable challenges to the economy worldwide, robust demand for Iridium’s global satellite service allowed us to grow subscribers significantly,” said Matt Desch, CEO of Iridium Communications. Desch continued, “For 2010, based on our current expectations, we anticipate Operational EBITDA1 to be in the range of $145-$155 million. We look forward to discussing our 2009 results and 2010 outlook in March.”

1Non-GAAP Financial Measures

In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles, or GAAP, Iridium discloses Operational EBITDA, which is a non-GAAP financial measure, as a supplemental measure to help investors evaluate

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its fundamental operational performance. Operational EBITDA represents earnings before interest; income taxes; depreciation and amortization; Iridium NEXT revenue and expenses; expenses associated with the transaction with GHL Acquisition Corp.; stock-based compensation expenses; impact of purchase accounting adjustments; and change in the fair value of warrants. Operational EBITDA does not represent and should not be considered an alternative to GAAP measurements, such as net income (its most comparable GAAP financial measure), and Iridium’s calculations thereof may not be comparable to similarly entitled measures reported by other companies. By eliminating interest, income taxes, depreciation and amortization, transaction expenses, stock-based compensation expenses, Iridium NEXT revenue and expenses, the impact of purchase accounting adjustments and the change in fair value of the warrants, the Company believes the result is a useful measure across time in evaluating the Company’s fundamental core operating performance. Management also uses Operational EBITDA to manage the Company’s business, including in preparing its annual operating budget, financial projections and compensation plans. The Company believes that Operational EBITDA is also useful to investors because similar measures are frequently used by securities analysts, investors and other interested parties in their evaluation of companies in similar industries. As indicated, Operational EBITDA does not include interest expense on borrowed money or depreciation expense on its capital assets or the payment of income taxes, which are necessary elements of the company’s operations. It also excludes expenses in connection with the development, deployment and financing of Iridium NEXT. Because Operational EBITDA does not account for these and other expenses, its utility as a measure of the Company’s operating performance has material limitations. Because of these limitations, the Company’s management does not view Operational EBITDA in isolation and also uses other measurements, such as net income, revenues and operating profit, to measure operating performance.

Forward-Looking Statements

Statements in this press release that are not purely historical facts may constitute forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding expected Operating EBITDA for 2010. Other forward-looking statements can be identified by the words “anticipates,” “may,” “can,” “believes,” “expects,” “projects,” “intends,” “likely,” “will,” “to be” and other expressions that are predictions of or indicate future events, trends or prospects. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Iridium to differ materially from any future

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results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, uncertainties regarding levels of demand for Mobile Satellite Services (MSS), expected Operational EBITDA, growth in subscribers and revenue, the development and availability of financing for Iridium NEXT and our ability to maintain the health, capacity and content of our satellite constellation, as well as general industry and economic conditions, and competitive, legal, governmental and technological factors. Other factors that could cause actual results to differ materially from those indicated by the forward-looking statements include those factors listed under the caption “Risk Factors” in the Company’s Form 10-Q for the quarter ended September 30, 2009, filed with the Securities and Exchange Commission on November 16, 2009. There is no assurance that Iridium’s expectations will be realized. If one or more of these risks or uncertainties materialize, or if Iridium’s underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected. Iridium’s forward-looking statements speak only as of the date of this press release and Iridium undertakes no obligation to update forward-looking statements.

About Iridium Communications Inc.

Iridium Communications Inc. (www.iridium.com) is the only mobile satellite service (MSS) company offering coverage over the entire globe. The Iridium constellation of low-earth orbiting (LEO) cross-linked satellites provides critical voice and data services for areas not served by terrestrial communication networks. Iridium serves commercial markets through a worldwide network of distributors, and provides services to the U.S. Department of Defense and other U.S. and international government agencies. The Company’s customers represent a broad spectrum of industry, including maritime, aeronautical, government/defense, public safety, utilities, oil/gas, mining, forestry, heavy equipment and transportation. Iridium has launched a major development program for its next-generation satellite constellation, Iridium NEXT. The Company is headquartered in Bethesda, Md., U.S.A. and trades on the NASDAQ Global Market under the ticker symbols IRDM (common stock), IRDMW ($7.00 warrants), IRDMZ ($11.50 warrants) and IRDMU (units).

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